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                                                                    Exhibit 10.4



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                                                      Hennepin County, Minnesota

                   MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF
                    LEASES AND RENTS AND FINANCING STATEMENT

                                       BY

                        BERMANS THE LEATHER EXPERTS INC.,
                             a Delaware corporation,

                                   Mortgagor,

                                       TO

                      GENERAL ELECTRIC CAPITAL CORPORATION,
         as Agent, on behalf of itself as a Lender and for the Lenders,
                                    Mortgagee

                            Relating to Premises in:

                           Hennepin County, Minnesota

                           DATED: As of June 19, 2001

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                          This instrument was prepared
                    outside of the State of Minnesota by and
                     after recording should be returned to:

                               David G. Crumbaugh
                                Latham & Watkins
                                5800 Sears Tower
                             Chicago, Illinois 60606

       THIS MORTGAGE IS INTENDED ALSO TO BE A FIXTURE FILING, AND IS TO BE
          INDEXED NOT ONLY AS A MORTGAGE BUT ALSO AS A FIXTURE FILING.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, ENFORCEMENT OF THIS MORTGAGE IS LIMITED TO A DEBT AMOUNT OF $9,350,000 UNDER CHAPTER 287 OF MINNESOTA STATUTES.


                    MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
                   OF LEASES AND RENTS AND FINANCING STATEMENT
                   -------------------------------------------


     THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FINANCING STATEMENT ("Mortgage") is made as of June 19, 2001, by BERMANS THE LEATHER EXPERTS INC., a Delaware corporation whose address is 7401 Boone Avenue North, Brooklyn Park, Minnesota 55428 ("Mortgagor") to GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation with its address at 10 South LaSalle Street, Suite 2800, Chicago, Illinois 60603 as mortgagee, assignee and secured party, in its capacity as agent on behalf of itself as lender and for the Lenders as hereinafter defined (together with any successors or assigns in such capacity, the "Agent" or "Mortgagee").

                                    RECITALS

     WHEREAS, Mortgagor is the owner and holder of fee simple title in and to all of the real estate located in the County of Hennepin and State of Minnesota (the "State"), more fully described in Exhibit A attached hereto (the "Premises") and the owner of the Personal Property (as hereinafter defined), which Premises forms a portion of the Property described below;

     WHEREAS, on June 19, 2001 Wilsons Leather Holdings Inc., a Minnesota corporation ("Borrower"), entered into that certain Third Amended and Restated Credit Agreement by and among each of the financial institutions named therein (the "Lenders"), the Agent, and certain of Borrower's corporate Affiliates (as defined in the Credit Agreement) (as the same may be amended, modified or otherwise supplemented and in effect from time to time, hereinafter the "Credit Agreement"; capitalized terms used herein but not otherwise defined herein are defined as used in the Credit Agreement);

     WHEREAS, Mortgagor is party to that certain Store Guarantors' Guaranty dated as of May 25, 1996 (as amended , restated or otherwise modified from time to time and reaffirmed by Mortgagor as of the date hereof, the "Guaranty") whereby Mortgagor has guaranteed all of the Obligations of Borrower under the Credit Agreement;

     WHEREAS, Mortgagor wishes to provide further assurance and security to the Agent and the Lenders and as a condition to the Agent and the Lenders continuing to make Loans and provide other financial accommodations to Borrower pursuant to the Credit Agreement, the Agent and the Lenders are requiring that Mortgagor grant to the Agent, on behalf of the Lenders, a security interest in and a first mortgage lien upon the Property (as hereinafter defined) to secure all of Mortgagor's obligations under the Guaranty; and

     WHEREAS, Mortgagor is an Affiliate of Borrower, and as such will derive direct and indirect economic benefits from the loans and other financial accommodations provided to Borrower by Agent and Lenders pursuant to the Credit Agreement.

                                       I.
                                   OBLIGATIONS

     1.1 Obligations. This Mortgage is being given by Mortgagor to secure the following (the "Secured Indebtedness"):

          (a) any and all obligations of Mortgagor under the Guaranty;

          (b) any and all other charges and amounts payable under the Guaranty or this Mortgage, as are exempt from Minnesota mortgage registry tax (the "Registry Tax") under Minn. Stat. ss. 287.05, Subd. 4;

          (c) any and all charges, amounts and non-monetary obligations under the Guaranty or this Mortgage which are not otherwise subject to Registry Tax;

          (d) any and all charges and amounts payable under the Guaranty or this Mortgage not referred to in clauses (a), (b) or (c) on which the Registry Tax has been paid; and

          (e) interest from time to time payable on any or all of the foregoing.

All charges referred to in this Mortgage as Secured Indebtedness shall be secured by this Mortgage only if and to the extent provided for in subparagraphs
(a) through (e) above.

     1.2 Future Advances:

          (a) Any future advances shall be considered obligatory advances and the same shall bear interest at the same rate as specified in the Credit Agreement, unless such interest rate shall be modified by subsequent agreement.

          (b) To the extent that this Mortgage secures future advances, the amount of such advances is not currently known. The acceptance of this Mortgage by Mortgagee, however, constitutes an acknowledgment that Mortgagee is aware of the provisions of Minn. Stat.ss. 287.05, Subd. 5, and intends to comply with the requirements contained therein.

          (c) The maximum principal amount of indebtedness secured by this Mortgage at any one time, excluding any amounts constituting an "indeterminate amount" under Minn. Stat.ss. 287.05, Subd. 5, and excluding advances made by the Mortgagee in protection of the Property or the lien of this Mortgage, shall be of NINE MILLION THREE HUNDRED FIFTY THOUSAND DOLLARS ($9,350,000.00).

          (d) The representations contained in subparagraphs (b) and (c) of this Section are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Mortgage. Mortgagor acknowledges that such representations do not constitute or imply an agreement by the Mortgagee to make any future advances to Mortgagor.

          (e) Notwithstanding any other provision of this Mortgage to the contrary, any indebtedness as to which Registry Tax is payable shall not be secured by this Mortgage unless and until the tax is paid.


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     1.3 Revolving Credit. The Revolving Loans made in accordance with the
Credit Agreement provide for payments, advances and readvances as may be made from time to time. The maximum principal amount of the line of credit under the Revolving Loans secured by this Mortgage is $190,000,000.00.

     1.4 Maturity. The scheduled maturity date of the last maturing of the Obligations evidenced by the Revolving Notes, the Swing Line Note and the Term B Note (collectively, the "Notes") is May 24, 2004.


                                      II.
                                   CONVEYANCE

     NOW, THEREFORE, in order to secure the payment of the Secured Indebtedness that may now or hereafter become owing from Mortgagor to Mortgagee and the Lenders, and in consideration of the Recitals above stated and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor does hereby irrevocably GRANT, BARGAIN, SELL, CONVEY TO MORTGAGEE, WITH POWER OF SALE and unto its successors and assigns forever all and singular the Premises described on Exhibit A, and the fee simple estate, right, claim and interest therein, together with all of its ownership interest in the following described property, all of which other property is conveyed primarily on a parity with the Premises and not secondarily (the Premises and the following described rights, interests, claims and property collectively referred to as the "Property"):

          (a) all buildings, structures and other improvements of every kind and description now or hereafter erected, situated, or placed upon the Premises (the "Improvements"), together with any and all Personal Property (as defined in subparagraph (i) below) and all attachments now or hereafter owned by Mortgagor and located in or on, forming part of, attached to, used or intended to be used in connection with, or incorporated in any such Improvements, including all extensions of, additions to, betterments, renewals of, substitutions for and replacements for any of the foregoing;

          (b) all claim, demand, right, title and interest of Mortgagor now owned or hereafter acquired, including without limitation, any after-acquired title, franchise, license, remainder or reversion, in and to any and all (i) land or vaults lying within the right-of-way of any street, avenue, way, passage, highway, or alley, open or proposed, vacated or otherwise, adjoining the Premises; (ii) alleys, sidewalks, streets, avenues, strips and gores of land belonging, adjacent or pertaining to the Premises or the Improvements; (iii) storm and sanitary sewer, water, gas, electric, railway and telephone services relating to the Premises and the Improvements; (iv) development rights, air rights, water, water rights, water stock, gas, oil, minerals, coal and other substances of any kind or character underlying or relating to the Premises or any part thereof; and
     (v) tenements, hereditaments, easements, appurtenances, other rights, liberties, reservations, allowances and privileges relating to the Premises or the Improvements or in any way now or hereafter appertaining thereto, including homestead and any other claims at law or in equity;

          (c) all leasehold estates and right, title and interest of Mortgagor in any and all leases, subleases, management agreements, arrangements, concessions or agreements, written or oral, relating to the use and occupancy of the Premises or the Improvements or any portion thereof, now or hereafter existing or entered into (collectively "Leases");

          (d) all rents, issues, profits, royalties, revenue, advantages, income, avails, claims against guarantors, all cash or security deposits, advance rentals, deposits or payments given and other benefits now or hereafter derived directly or indirectly from the Premises and Improvements under the


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     Leases or otherwise (collectively "Rents"), subject to the right, power and authority in the Assignments (as hereinafter defined) to collect and apply the Rents;

          (e) all right, title and interest of Mortgagor in and to all options to purchase or lease the Premises or the Improvements or any portion thereof or interest therein, or any other rights, interests or greater estates in the rights and properties comprising the Property now owned or hereafter acquired by Mortgagor;

          (f) any interests, estates or other claims of every name, kind or nature, both in law and in equity, which Mortgagor now has or may acquire in the Premises and Improvements or other rights, interests or properties comprising the Property now owned or hereafter acquired;

          (g) all rights of Mortgagor to any and all plans and specifications, designs, drawings and other matters prepared for any construction on the Premises or regarding the Improvements;

          (h) all rights of Mortgagor under any contracts executed by Mortgagor with any provider of goods or services for or in connection with any construction undertaken on or services performed or to be performed in connection with the Premises or the Improvements;

          (i) all right, title and interest of Mortgagor in and to all the following tangible personal property ("Personal Property") owned by Mortgagor and now or at any time hereafter located in, on or at the Premises or the Improvements and used or useful in connection therewith:

               (i) all building materials and equipment located upon the Premises and intended for construction, reconstruction, alteration, repair or incorporation in or to the Improvements now or hereafter to be constructed thereon, whether or not yet incorporated in such Improvements (all of which shall be deemed to be included in the Property upon delivery thereto);

               (ii) all machines, machinery, fixtures, apparatus, equipment or articles used in supplying heating, gas, electricity, air-conditioning, water, light, power, plumbing, sprinkler, waste removal, refrigeration, ventilation, and all fire sprinklers, alarm systems, protection, electronic monitoring equipment and devices;

               (iii) all window, structural, maintenance and cleaning equipment and rigs; and

               (iv) all fixtures now or hereafter owned by Mortgagor and attached to or contained in and used or useful in connection with the Premises or the Improvements. All such property owned by Mortgagor and placed by it on the Premises or used in connection with its operation or maintenance shall, so far as permitted by law, be deemed for the purposes of this Mortgage to be part of the real estate constituting and located on the Premises and covered by this Mortgage. As to any of the property that is not part of such real estate or does not constitute a "fixture," as such term is defined in the Uniform Commercial Code of the State (the "Code"), this Mortgage shall be deemed to be a security agreement under the Uniform Commercial Code for the purpose of creating hereby a security interest in property, which Mortgagor hereby grants to the Mortgagee as "secured party" as defined in the Code. The enumeration of any specific items of Personal Property set forth herein shall in no way exclude or be held to exclude any items of property not specifically enumerated;

          (j) all the estate, interest, right, title or other claim or demand which the Mortgagor now has or may hereafter have or acquire with respect to (i) proceeds of insurance in effect with respect to the Property and
     (ii) any and all awards, claims for damages, judgments, settlements and other


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     compensation made for or consequent upon the taking by condemnation, eminent domain or any like proceeding, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including, without limitation, any awards and compensation resulting from a change of grade of streets and awards and compensation for severance damages (collectively "Awards").

     TO HAVE AND TO HOLD the Property hereby mortgaged and conveyed or so intended, together with its rents, issues and profits, unto the Mortgagee and unto Mortgagee's successors and assigns, forever, for the uses and purposes hereinafter set forth forever, and Mortgagor does hereby bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND the Property unto the Mortgagee and unto its respective successors and assigns against any and every person lawfully claiming or to claim the same or any part thereof by, through and under Mortgagor, subject, however, to the Permitted Exceptions (hereinafter defined).

     The Mortgagor hereby covenants with the Mortgagee and with the purchaser at any foreclosure sale: that at the execution and delivery hereof, Mortgagor owns the Property and has good, indefeasible estate therein, in fee simple; that the Property is free from all encumbrances and exceptions to title (and any claim of any other person) other than those encumbrances and exceptions which are Permitted Encumbrances defined in the Credit Agreement ("Permitted Exceptions"), Mortgagee hereby acknowledging that those exceptions to title shown on the title insurance commitment delivered to Mortgagee and described on Exhibit B hereto with respect to the Premises constitute Permitted Exceptions; that it has good and lawful right to sell, mortgage and convey the Property; and that Mortgagor and its successors and assigns shall forever warrant and defend the Property against all claims and demands whatsoever by, through and under Mortgagor.

     If and when Mortgagor has paid all of the indebtedness evidenced by the Term B Note, and has strictly performed and observed all of the agreements, terms, conditions, provisions and warranties contained herein and there exist no commitments of the Lenders under the Term B Note or in the Credit Agreement that specifically relate to the Term B Note and the indebtedness evidenced thereby which could give rise to Secured Indebtedness, then this Mortgage and the estate, right and interest of Mortgagee in and to the Property shall cease and shall be released at the cost of Mortgagor, but otherwise shall remain in full force and effect.


                                      III.
                               GENERAL AGREEMENTS

     3.1 Payment of Indebtedness. Mortgagor shall pay promptly and when due all amounts owing in respect of the Guaranty, and all other Secured Indebtedness at the times and in the manner provided in the Credit Agreement, the Notes, this Mortgage, or any of the other Loan Documents, without notice, counterclaim, offset, deduction or defense except as provided in the Guaranty, the Notes or the Credit Agreement. Each of the Notes bears interest as therein provided. The Notes provide for a variable rate of interest.

     3.2 Impositions. Except as otherwise permitted under the Credit Agreement, Mortgagor shall pay immediately, when first due and owing, all general taxes, special taxes, special assessments, water charges, sewer charges, and any other charges, fees, taxes, claims, levies, expenses, liens and assessments, ordinary or extraordinary, governmental or nongovernmental, statutory or otherwise (all of the foregoing being herein collectively referred to as "Impositions"), that may be asserted against the Property or any part thereof or interest therein.

     Mortgagor may, in good faith and with reasonable diligence, contest the validity or amount of any Impositions in accordance with Section 5.2(b) of the Credit Agreement.


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

     3.3 Payment of Impositions by Mortgagee. If Mortgagor shall fail to pay any Impositions when due and such failure to pay constitutes an Event of Default under the Credit Agreement, Mortgagee is hereby authorized to make or advance, in the place and stead of Mortgagor, any payment relating to such Imposition, unless such Imposition is then being contested by Mortgagor pursuant to Section 5.2(b) of the Credit Agreement. Mortgagee may do so according to any bill, statement, or estimate procured from the appropriate public office without inquiry into the accuracy or the validity of any Impositions, lien, sale, forfeiture, or related title or claim. Mortgagee is further authorized to make or advance, in place of Mortgagor, unless such matter is being contested by Mortgagor in accordance with Section 5.2(b) of the Credit Agreement, any payment relating to any apparent or threatened adverse title, lien, statement of lien, encumbrance, claim, charge, or payment otherwise relating to any other purpose herein and hereby authorized, but not enumerated in this Section, whenever, in Mortgagee's judgment and discretion, such advance seems necessary or desirable to protect the full security intended to be created by this Mortgage, but only if non-payment by Mortgagor constitutes an Event of Default under the Credit Agreement. All such advances and indebtedness authorized by this Section shall constitute Secured Indebtedness and shall be repayable by Mortgagor upon demand with interest at the then current rate of interest applicable to Revolving Credit Advances under the Credit Agreement (the "Default Rate").

     3.4 Insurance, Damage to or Destruction of Collateral.

          (a) Mortgagor shall, at its sole cost and expense, maintain the policies of insurance described on Disclosure Schedule 3.18 of the Credit Agreement relating to the Property or substantially equivalent coverage with reputable insurers. If Mortgagor at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Mortgagee may at any time or times thereafter obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Mortgagee deems reasonably advisable. Mortgagee shall have no obligation to obtain insurance for Mortgagor or pay any premiums therefor. By doing so, Mortgagee shall not be deemed to have waived any Event of Default arising from Mortgagor's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Mortgagor to Mortgagee and shall be additional Secured Indebtedness. Mortgagor must provide Mortgagee fifteen (15) days prior written notice of any non-renewal, cancellation or amendment of the insurance policies required above.

          (b) Mortgagor irrevocably makes, constitutes and appoints Mortgagee (and all officers, employees or agents designated by Mortgagee) as its true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance requested above, endorsing the name of Mortgagor on any check or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance; provided that so long as no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to direct any such settlements and adjustments in its sole discretion. Mortgagor shall promptly notify Mortgagee of any loss, damage, or destruction to the Property in the amount of $1,000,000 or more, whether or not covered by insurance. If an Event of Default shall have occurred and be continuing, Mortgagee is hereby authorized to collect all insurance proceeds relating to the Property . After deducting from such proceeds the expenses, if any, incurred by Mortgagee or Mortgagor in the collection or handling thereof, Mortgagee may, at its option, apply all net proceeds to the Secured Indebtedness in accordance with the Credit Agreement, or permit or require Mortgagor to use such money, or any part thereof, to replace the Property in a diligent and expeditious manner. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not


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     reasonably be expected to have a Material Adverse Effect (as defined in the
     Credit Agreement) and such insurance proceeds do not exceed $5,000,000 in the aggregate, Mortgagee shall permit Mortgagor to replace the Property, and shall release such insurance proceeds therefor, so long as no Event of Default shall have occurred and be continuing at the time of any requested release of funds; provided that, if Mortgagor shall not have completed the replacement of the Property within 270 days of such casualty (excluding delays due to force majeure), Mortgagee may apply such insurance proceeds to the Secured Indebtedness in accordance with the Credit Agreement. Except as otherwise provided in this Section and in the Credit Agreement, all insurance proceeds which are to be made available to Mortgagor to replace the Property shall first be applied by Mortgagee in accordance with the Credit Agreement, and any excess shall be released to Mortgagor.

     3.5 Condemnation and Eminent Domain. Mortgagor shall give Mortgagee prompt notice of all proceedings, instituted or threatened, seeking condemnation or a taking by eminent domain or like process (herein collectively called "Taking"), of all or any part of the Property or affecting any related easement or appurtenance (including severance of, consequential damage to, or change in grade of streets), and shall deliver to Mortgagee copies of any and all papers served in connection with any such proceeding. Mortgagor hereby assigns, transfers and sets over unto Mortgagee the entire proceeds of any and all Awards resulting from any Taking. Mortgagee is hereby authorized to collect and receive from the condemnation authorities all Awards and is further authorized to give appropriate receipts and acquittances. The proceeds of any and all Awards resulting from any Taking shall be applied as set forth in Section 1.3(d) of the Credit Agreement

     3.6 Maintenance of Property. Mortgagor shall:

          (a) promptly repair, restore, replace or rebuild any material portion of the Property which may become damaged, destroyed, altered, removed, severed, or demolished, whether or not proceeds of insurance are available or sufficient for the purpose, with replacements at least equal in quality and condition as previously existed, free from any security interest in, encumbrances on or reservation of title thereto except the lien of this Mortgage and the Permitted Exceptions;

          (b) keep the Property in good condition and repair, normal wear and tear excepted, without waste, and free from mechanics', materialmen's or like liens or claims except for the Permitted Exceptions; and

          (c) not make any material alterations in the Property, except as required by law or municipal ordinance or in the ordinary course of business, without consent of Mortgagee, which consent shall not be unreasonably withheld.

     3.7 Prohibited Liens and Transfers.

          (a) Except as otherwise provided in Section 6.7 of the Credit Agreement and except for the Permitted Exceptions, Mortgagor shall not create, suffer, or permit to be created or filed against the Property any mortgage or mortgage lien or other lien superior or inferior to the lien created by this Mortgage. Mortgagor may contest any lien or claim arising from any work performed, material furnished, or obligation incurred by Mortgagor as provided in Section 5.2(b) of the Credit Agreement.

          (b) Except as otherwise provided in Section 6.8 of the Credit Agreement, Mortgagor may not sell, lease or convey all or any part of the Property or any interest therein.


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

     3.8 Stamp Taxes. If at any time the United States government, or any federal, state, or municipal governmental subdivision, requires Internal Revenue or other documentary stamps or levies any tax on this Mortgage or on any of the Loan Documents, then Mortgagor shall pay such tax, including interest and penalties, in the required manner.

     3.9 Change in Tax Laws. In the event of the enactment, after the date of this Mortgage, of any law of the United States of America, or any state or political subdivision thereof, (i) deducting from the value of the Premises, for the purpose of taxation, the amount of any lien thereon; (ii) imposing upon Mortgagee the payment of all or any part of the taxes, assessments, charges or liens hereby required to be paid by Mortgagor, or (iii) changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or Mortgagor's interest in the Property, or the manner of collection of taxes, so as to adversely affect this Mortgage or the Secured Indebtedness, then Mortgagor, upon demand by Mortgagee, shall pay such taxes, assessments, charges, or liens or reimburse Mortgagee therefor. If, in the reasonable opinion of counsel for Mortgagee, it would be unlawful to require Mortgagor to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then Mortgagee may elect, by notice in writing given to Mortgagor, to declare all of the Secured Indebtedness to become due and payable within one hundred eighty (180) days after the giving of such notice. Nothing contained in this Section 3.9 shall be construed as obligating Mortgagor to pay any portion of Mortgagee's federal or state income or corporate franchise tax.

     3.10 Assignment of Leases and Rents. All right, title, and interest of Mortgagor in and to all present Leases affecting the Property and including and together with any and all future Leases, written or oral, upon all or any part of the Property and together with all of the rents, income, receipts, revenues, issues, avails and profits from or due or arising out of the Property are hereby transferred and assigned simultaneously herewith to Mortgagee as further security for the payment of the Secured Indebtedness. Each Lease shall be subordinate to this Mortgage. Although it is the intention of the parties that the assignment contained in this Section shall be a present assignment, it is expressly understood and agreed, anything to the contrary notwithstanding, that Mortgagee shall not exercise any of the rights or powers conferred upon it by this Section until an Event of Default shall exist under this Mortgage. From time to time, Mortgagor shall furnish Mortgagee with executed copies of each of the Leases and with estoppel letters from each tenant under each of the Leases (unless such estoppel is not required under any existing Leases), which estoppel letters shall be in a form reasonably satisfactory to Mortgagee and shall be delivered within thirty (30) days after Mortgagee's written demand.

     Following the occurrence and during the continuance of an Event of Default,
(a) Mortgagee shall have the rights and powers as are provided herein, (b) this Mortgage shall constitute a direction to each lessee under the Leases and each guarantor thereof to pay all Rents directly to Mortgagee without proof of the Event of Default, and (c) Mortgagee shall have the authority, as Mortgagor's attorney-in-fact (such authority being coupled with an interest and irrevocable), to sign the name of Mortgagor and to bind Mortgagor on all papers and documents relating to the operation, leasing and maintenance of the Property.

     If, during the continuance of an Event of Default, Mortgagor, as lessor under any Lease, shall neglect or refuse to perform, observe and keep all of the covenants, provisions and agreements contained in such Lease, then Mortgagee may perform and comply with any such Lease covenants, agreements and provisions. All costs and expenses incurred by Mortgagee in complying with such covenants, agreements, and provisions shall constitute Secured Indebtedness and shall be payable upon demand with interest at the Default Rate.

     Mortgagee shall not be obligated to perform or discharge any obligation, duty or liability under any Lease, and Mortgagor shall and does hereby agree, except to the extent of Mortgagee's gross negligence or willful misconduct, to indemnify and hold the Mortgagee harmless of and from any and all liability, loss or


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

damage which it may or might incur under any Lease or under or by reason of their assignments and of and from any and all claims and demands whatsoever which may be asserted against it by reason of all alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in such Lease. Should Mortgagee incur any such liability, loss or damage under any Lease or under or by reason of its assignment, or in the defense of any claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be secured hereby, and Mortgagor shall reimburse Mortgagee therefor immediately upon demand with interest payable at the Default Rate.

     3.11 Uniform Commercial Code. This Mortgage constitutes a Security Agreement as that term is used in the Code with respect to: (i) all sums at any time on deposit for the benefit of Mortgagee pursuant to any of the provisions of this Mortgage or any of the Loan Documents; and (ii) any part of the Property which may or might now or hereafter be or be deemed to be personal property, fixtures or property (including all replacements, additions and substitutions) other than real estate (collectively "Collateral"). For this purpose, the following information is included: (i) Mortgagor shall be deemed the "Debtor" with the address set forth in the Recitals, (ii) Mortgagee shall be deemed the "Secured Party" with the address set forth in the Recitals, (iii) this document covers goods which are or are to become fixtures, (iv) the name of the record owner of the Premises is the Debtor, and (v) the tax identification number of the Debtor is 41-1580755. If notice to Mortgagor of intended disposition of such property is required by law in a particular instance, such notice shall be deemed commercially reasonable if given to Mortgagor at least thirty (30) calendar days prior to the date of intended disposition. All of Mortgagor's right, title and interest in the Collateral is hereby assigned to Mortgagee to secure the payment of the Secured Indebtedness and the performance of all of Mortgagor's obligations. All of the terms, provisions, conditions and agreements contained in this Mortgage apply to the Collateral as fully and to the same extent as to any other property comprising the Property.

     At any time after an Event of Default has occurred and is continuing, Mortgagee shall have the remedies of a Secured Party under the Code, including without limitation the right to take immediate and exclusive possession of the Collateral or any part thereof to the fullest extent permitted by law.

     The remedies of Mortgagee hereunder are cumulative and the exercise of any one or more of the remedies provided for herein or under the Code shall not be construed as a waiver of any of the other remedies of the Mortgagee, including having the Collateral deemed part of the realty upon any foreclosure so long as any part of the Secured Indebtedness remains unsatisfied. To the extent permitted by applicable law, the security interest created hereby is specifically intended to cover and include all Leases between the Mortgagor, as lessor, and various tenants, as lessee, including all extensions and renewals of the Lease terms, as well as any amendments to or replacements of the Leases, together with all of the right, title and interest of the Mortgagor as lessor, including, without limiting the generality of the foregoing, the present and continuing right to: (i) make claim for, collect, receive and receipt for any and all of the Rents, and moneys payable as damages or in lieu of the Rents and moneys payable as the purchase price of the Property or any part thereof or claims for money and other sums of money payable or receivable thereunder howsoever payable; and (ii) bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which Mortgagor or any lessor is or may become entitled to do under the Leases.

     3.12 Releases. Without notice and without regard to the consideration therefor, and to the existence at that time of any inferior liens, Mortgagee may release from the lien created hereby all or any part of the Property, or release from liability any person obligated to repay any Secured Indebtedness, without affecting the liability of any party to any of the Guaranty, the Notes, this Mortgage, or any of the other Loan Documents (including without limitation any guaranty given as additional security) and without in any way affecting the priority of the lien created hereby. Mortgagee may agree with any liable party to extend the time for payment of any part or all of the Secured Indebtedness. Such agreement shall not in any way release or impair the lien created by this Mortgage or reduce or modify the liability of any person or entity obligated personally to repay the Secured Indebtedness, but shall extend the lien created by this Mortgage as against the title of all parties having any interest, in the Property.

     3.13 Ownership of Property. Mortgagor represents and warrants to Mortgagee that Mortgagor has good and marketable title to, or valid leasehold interests in, all of the Property. Mortgagor has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect Mortgagor's right, title and interest in and to the Property. As of the date hereof, no portion of the Premises has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the date hereof, all material permits required to have been issued or appropriate to enable the Premises to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

     3.14 Hazardous Materials. Mortgagor represents and warrants to Mortgagee
(i) that the Premises is free of contamination from any Hazardous Material (as defined below) in such form and quantity so as to create any material unpaid liability for Mortgagor; (ii) Mortgagor has not caused or suffered to occur any Release (as defined below) with respect to any Hazardous Material at, under, above or upon the Premises where such Release would violate in any material respect, or form the basis for any material Environmental Liabilities (as defined in the Credit Agreement) under any Environmental Laws (as defined in the Credit Agreement) or Environmental Permits (as defined in the Credit Agreement) or would otherwise materially and adversely impact the value or marketability of the Premises; and (iii) Mortgagor is not involved in operations that are likely to result in the imposition of any lien on its assets or any material liability under any Environmental Law, and Mortgagor has not permitted any tenant or occupant of the Premises to engage in any such operations. As used herein, "Hazardous Material" shall mean any substance, material or waste, the generation, handling, storage, treatment or disposal of which is regulated by or forms the basis of liability now or hereafter under, any governmental authority in any jurisdiction in which the Premises is located or Mortgagor has owned, leased, or operated real property or disposed of hazardous materials, or by any Federal government authority, including, without limitation, any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any Environmental Laws,
(b) petroleum, or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), any radioactive substance, methane, volatile hydrocarbons or any industrial solvent, (c) designated as a "hazardous substance" pursuant to
Section 311 of the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq. (33 U.S.C. ss.
1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss.1317), (d) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901, et seq. (42 U.S.C. ss. 6903), or (e) defined as a "hazardous substance" pursuant to Section 1012 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq. (42 U.S.C. ss.ss. 9601). As used herein, "Release" shall mean, as to Mortgagor, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping of, leaching or migration of Hazardous Materials in the indoor or outdoor environment by Mortgagor, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property, which, in any event, has resulted in the creation of any material unpaid liability for Mortgagor.

     3.15 Environmental Matters. Mortgagor agrees to (i) notify Mortgagee promptly after Mortgagor becomes aware of any Release upon the Premises which is reasonably likely to result in Environmental Liabilities and costs in excess of $200,000, and (ii) promptly forward to Mortgagee a copy of any order, notice, permit, application or any communication or report received by Mortgagor in connection with any such Release, its compliance with Environmental Laws and Environmental Permits or any other matter relating to the Environmental Laws that may affect the Premises or Mortgagor , in each case whether or not the Environmental Protection Agency, any other federal agency or any state, local or foreign environmental agency has taken or threatened any action in connection with any such Release or other matter. If, following the occurance and during the continuance of any Event of Default, Mortgagor shall permit Mortgagee or its representatives to have access to the Premises for the purpose of conducting such environmental audits and testing as Mortgagee reasonably deems appropriate, including Phase II environmental testing. Mortgagor shall reimburse Mortgagee for the reasonable costs of such audits and tests and the same will constitute a part of the Secured Indebtedness.

     3.16 Further Assurances. Mortgagor agrees that, upon request of Mortgagee from time to time, it will, at Mortgagor's sole cost and expense, execute, acknowledge and deliver all such additional instruments and further assurances of title and will do or cause to be done all such further acts and things as may reasonably be necessary to fully effectuate the intent of this Mortgage, including without limitation, reimbursing Mortgagee for the costs of appraisals of the Property, to the extent that Mortgagee reasonably determines that such appraisals are required by any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and any rules promulgated to implement such provisions. In the event that Mortgagor shall fail to do any of the foregoing, Mortgagee may, in its sole discretion, do so in the name of Mortgagor, and Mortgagor hereby appoints Mortgagee as its attorney-in-fact to do any of the foregoing.


                                      IV.
                          EVENT OF DEFAULT AND REMEDIES

     4.1 Event of Default. Each of the following shall constitute an event of default ("Event of Default") under this Mortgage:

          (a) The occurrence of an "Event of Default", as such term is defined in the Credit Agreement; or

          (b) Failure of Mortgagor to perform or observe any other covenant, agreement, representation, warranty or other provision contained in this Mortgage within 30 days after written notice of such failure from Mortgagee to Mortgagor.

     4.2 Acceleration of Maturity. Following the occurrence of an Event of Default, Mortgagee may, at its option, accelerate the Secured Indebtedness in accordance with the terms of the Credit Agreement. Upon acceleration, Mortgagee may immediately proceed to foreclose this Mortgage and/or exercise any right, power or remedy provided by this Mortgage or any of the other Loan Documents or by law or in equity conferred and pursue all remedies afforded to a mortgagee under and pursuant to applicable law.

     4.3 Remedies Cumulative and Non-Waiver. No remedy or right of Mortgagee hereunder or under the Guaranty, or any of the Loan Documents or otherwise, or available under applicable law, shall be exclusive of any other right or remedy. Each such remedy or right shall be in addition to every other remedy or right now or hereafter existing under any such document or under applicable law. No delay in the exercise of, or omission to exercise, any remedy or right accruing on the occurrence of any Event of Default shall impair any such remedy or right or be construed to be a waiver of any such Event of Default or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or a different nature, nor shall it extend or affect any grace period. Every remedy or right may be exercised concurrently or independently, when and as often as may be deemed expedient by the Mortgagee. All obligations of the Mortgagor, and all rights, powers and remedies of the Mortgagee shall be in addition to, and not in limitation of, those provided by law or in the Guaranty or contained in any of the Loan Documents or any other written agreement or instrument relating to any of the Secured Indebtedness or any security therefor.

     4.4 Litigation Expenses. In any proceeding to foreclose the lien of this Mortgage or enforce any other remedy of Mortgagee under the Credit Agreement, the Guaranty, this Mortgage, or the other Loan Documents, or in any other proceeding in connection with any of the Loan Documents or any of the Property in which Mortgagee is named as a party, there shall be allowed and included, as additional indebtedness in the judgment or decree resulting, all related reasonable expenses paid or incurred by or on behalf of Mortgagee. Such expenses shall include: attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographer's charges, publication costs, survey costs, and costs of procuring all abstracts of title, title searches and examinations, title insurance policies, Torrens certificates, and any similar data and assurances with respect to title to the Property as Mortgagee may deem reasonably necessary either to prosecute or defend in such proceeding or to evidence to bidders at any sale pursuant to such decree the true condition of the title to or value of the Premises or the Property. All foregoing expenses, and such expenses as may be incurred in the protection of any of the Property and the maintenance of the lien of this Mortgage, including the fees of any attorney employed by Mortgagee in any litigation affecting the Credit Agreement, the Guaranty, this Mortgage, or the Property, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding (which may be estimated as to items to be expended after entry of such judgment or decree), shall be due and payable by Mortgagor upon demand with interest thereon at the Default Rate.

     4.5 Mortgagee's Performance of Mortgagor's Obligations. Following the occurrence and during the continuance of an Event of Default, Mortgagee, either before or after acceleration of the Secured Indebtedness or the foreclosure of the lien hereof and during the period of redemption, if any, may, but shall not be required to, make any payment or perform any act herein, in the Notes, any of the Loan Documents or any document or instrument related thereto which is required of Mortgagor (whether or not Mortgagor is personally liable therefor) in any form and manner reasonably deemed expedient to Mortgagee; and Mortgagee may, but shall not be required to, make full or partial payments of principal or interest on any permitted prior mortgage or encumbrances and purchase, discharge, compromise or settle any tax lien or other prior lien on title or claim thereof, or redeem from any tax sale or forfeiture affecting the Premises, or contest any Impositions and may, but shall not be required to, complete construction, furnishing and equipping of the Improvements upon the Premises and rent, operate and manage the Premises and such Improvements and pay operating costs and expenses, including management fees, of every kind and nature in connection therewith, so that the Premises and Improvements shall be operational and usable for their intended purposes. All monies paid for any of the purposes herein authorized, and all expenses paid or incurred in connection therewith, including reasonable attorneys' fees and any other monies advanced by Mortgagee to protect the Premises and the lien hereof, or to complete construction, furnishing and equipping or to rent, operate and manage the Premises and such Improvements or to pay any such operating costs and expenses thereof or to keep the Premises and Improvements operational and usable for their intended purposes, shall constitute Secured Indebtedness, whether or not they exceed the amount of Mortgagor's obligations under the Guaranty and shall become due and payable upon demand and with interest thereon at the Default Rate. Mortgagee, in making any payment hereby authorized: (a) for the payment of Impositions, may do so according to any bill, statement or estimate, without inquiry into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; (b) for the purchase, discharge, compromise or settlement of any other prior lien, may do so without inquiry as to the validity or amount of any claim or lien which may be asserted; or (c) for the completion of construction, furnishing or equipping of the Improvements or the Premises or the rental, operation or management of the Premises or the payment of operating costs and expenses thereof, may do so in such amounts and to such persons as Mortgagee may deem appropriate and may enter into such contracts therefor as Mortgagee may deem appropriate or may perform the same itself.

     4.6 Right of Possession. In any case in which Mortgagee has a right to institute foreclosure proceedings (whether or not the entire principal sum secured hereby becomes immediately due and payable or whether before or after the institution of foreclosure proceedings or whether before or after judgment thereunder and at all times until the expiration of any redemption period for the foreclosure of this Mortgage, if any), Mortgagor shall, immediately upon Mortgagee's demand, surrender to Mortgagee, and Mortgagee shall be entitled to take actual possession of the Property or any part thereof, personally or by its agent or attorneys. Mortgagee may enter upon and take and maintain possession or may apply to the court, and shall be entitled to receive, appointment of a receiver of all or any part of the Property, together with all documents, books, records, papers, and accounts of Mortgagor or the then owner of the Property relating thereto, and Mortgagor hereby consents to such appointment. To the extent permitted by law, Mortgagee may exclude Mortgagor, such owner, and any agents and servants from the Property. As attorney-in-fact or agent of Mortgagor or such owner, or in its own name, Mortgagee may hold, operate, manage, and control all or any part of the Property and conduct the business thereof, either personally or by its agents. Mortgagee shall have full power to use such measures, legal or equitable, as it may deem proper or necessary to enforce the payment or security of the rents, issues, deposits, profits, and avails of the Property, including actions for recovery of rent, actions in forcible detainer, and actions in distress for rent, all without notice to Mortgagor.

     4.7 Priority of Rent Payments. Any rents, issues, deposits, profits, and avails of the Property received by Mortgagee or any receiver of the Property after the occurrence of an Event of Default, or pursuant to any assignment to Mortgagee under the provisions of this Mortgage or any of the other Loan Documents, shall be applied as follows:

          (a) to payment of all reasonable fees of the receiver approved by the court;

          (b) to payment of all tenant security deposits then owing to tenants under any of the Leases pursuant to the provisions of Minn.
     Stat. ss. 504B.178;

          (c) to payment of all prior or current real estate taxes and special assessments with respect to the Property, or if this Mortgage or any other instrument relating to the Secured Indebtedness requires periodic escrow payments for such taxes and assessments, to the escrow payments then due;

          (d) to payment of all premiums then due for the insurance required with respect to the Property, or if this Mortgage or any other instrument relating to the Secured Indebtedness requires periodic escrow payments for such premiums, to the escrow payments then due;

          (e) to payment of expenses incurred for normal maintenance of the Property;

          (f) if received prior to any foreclosure sale of the Property pursuant to this Mortgage, to the Mortgagee for payment of the indebtedness secured hereby, but no such payment made after acceleration of the indebtedness secured hereby shall affect such acceleration;

          (g) if received during or with respect to the period of redemption after a foreclosure sale of the Property pursuant to this Mortgage:

               (i) if the purchaser at the foreclosure sale is not the Mortgagee, first to the Mortgagee to the extent of any deficiency of the sale proceeds to repay the Secured Indebtedness, second to the purchaser as a credit to the redemption price, but if the Property is not redeemed, then to the purchaser of the Property;

               (ii) if the purchaser at the foreclosure sale is the Mortgagee, to the Mortgagee to the extent of any deficiency of the sale proceeds to repay the Secured Indebtedness and the balance to be retained by the Mortgagee as a credit to the redemption price, but if the Property is not redeemed, then to the Mortgagee, whether or not any such deficiency exists.

The rights and powers of the Mortgagee and receivers under this Mortgage and the application of Rents under this Section shall continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale.

     4.8 Appointment of Receiver. Upon the occurrence of an Event of Default, Mortgagee may apply to the court and shall be entitled to receive appointment of a receiver of the Property without regard to waste, adequacy of the security or solvency of the Mortgagor. Such receiver shall have all powers and duties prescribed by applicable law, including the power to make leases to be binding upon all parties, including the Mortgagor after redemption, the purchaser at a sale pursuant to a judgment of foreclosure and any person acquiring an interest in the Property after entry of a judgment of foreclosure. In addition, such receiver shall also have the following powers: (a) to extend or modify any then existing leases, which extensions and modifications may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the Secured Indebtedness and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Property are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption, discharge of the indebtedness, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser; and
(b) all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Property during the whole of the period of receivership. The court from time to time, either before or after entry of judgment of foreclosure, may authorize the receiver to apply the net income in his hands in payment in whole or in part of: (a) the Secured Indebtedness, or any amounts included in any judgment of foreclosure or supplemental judgment or other item for which Mortgagee is authorized to make a protective advance, and (b) the deficiency in case of a sale and deficiency.

     4.9 Foreclosure Sale; Power of Sale

          (a) Upon the occurrence and during the continuance of an Event of Default, and in every such case, the holder or holders of any Secured Indebtedness may at its or their election proceed by suit or suits at law or in equity to enforce the payment of such Secured Indebtedness in accordance with the terms thereof and hereof, including the right to have a receiver appointed by a court of competent jurisdiction as herein provided, and to foreclose the lien of this Mortgage as against all or any portion of the Property, and to have said property sold under the judgment or decree of a court of competent jurisdiction. In the event of any foreclosure sale, the Property may be sold in one or more parcels. Mortgagee may be the purchaser at any foreclosure sale.

          (b) Upon the occurrence and during the continuance of an Event of Default, Mortgagee may elect to cause the Property or any part thereof to be sold at public auction as required by law, the power of sale being hereby expressly conferred. In connection with any sales hereunder, Mortgagee may elect to treat any of the Property which consists of a right of action or which is property that can be severed from the Property or the Improvements without causing structural damage thereto as if the same were Personal Property, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property. Any sale of any Personal Property hereunder shall be conducted in any manner permitted by the applicable Uniform Commercial Code.

          (c) Should Mortgagee elect to foreclose by exercise of the power of sale herein contained:

               (i) Mortgagee shall cause to be recorded and given such Notice of Default as then required by law. Mortgagee shall, without demand on Mortgagor, after lapse of such time as may then be required by law and after recordation of such Notice of Default and after Notice of Sale having been given as required by law, sell the Property at the time and place of sale fixed by it in said Notice of Sale, either as a whole, or in separate lots or parcels or items as Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Mortgagee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the Property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Mortgagee, may purchase at such sale.

               (ii) After deducting all costs, fees and expenses of Mortgagee, including costs of evidence of title and reasonable counsel fees in connection with sale, Mortgagee shall apply the proceeds of sale to payment of all sums expended under the terms hereof, not then repaid, with accrued interest at the rate provided in the Notes; all other sums then secured hereby and the remainder, if any, to the persons or persons legally entitled thereto.

          (d) To the extent permitted by law, upon any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for the Mortgagee or any public officer acting under execution or order of court to have physically present or constructively in his possession any of the Property.

     4.10 Application of Proceeds. The proceeds of any foreclosure or other sale of the Property shall be distributed and applied in accordance with Section 8.2(c) of the Credit Agreement, subject to applicable law.

     4.11 Insurance Upon Foreclosure. In case of an insured loss after foreclosure proceedings have been instituted, the proceeds of any insurance policy or policies, if not applied in repairing, restoring, replacing or rebuilding any portion of the Property in accordance with the terms of the Credit Agreement, shall be used to pay the amount due in accordance with any decree of foreclosure that may be entered in any such proceedings, and the balance, if any, shall be paid as the court may direct. In case of the foreclosure of this Mortgage, the court in its judgment may provide that the judgment creditor may cause a new or additional loss clause to be attached to each of said policies making the loss thereunder payable to said judgment creditor. In the event of foreclosure or other sale, Mortgagee is hereby authorized, but not required, without the consent of Mortgagor, to assign or cause a receiver to assign any and all insurance policies to the purchaser at the sale, or to take such other action as Mortgagee may deem advisable, to cause the interest of such purchaser to be protected by any of the said insurance policies.

     4.12 Waiver of Statutory Rights. Mortgagor shall not apply for or avail itself of any appraisement, valuation, redemption, stay, extension, or exemption laws, or any so-called "moratorium laws," now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, and Mortgagor hereby waives the benefit of such laws. Mortgagor, for itself and all who may claim through or under it, waives any and all rights to have the Property and estates comprising the Property marshaled upon any foreclosure of the lien of this Mortgage, and agrees that any court having jurisdiction to foreclose such lien may order the Property sold in its entirety. Mortgagor further waives any and all rights of redemption from foreclosure and from sale under any order or decree of foreclosure of the lien created by this Mortgage, for itself and on behalf of: (i) all beneficially interested persons; (ii) each and every person acquiring any interest in the Property or title to the Premises subsequent to the date of this Mortgage; and
(iii) all other persons to the extent permitted by the provisions of laws of the State in which the Premises are located.

     4.13 Mortgagor - Tenant at Will After Sale. Mortgagor agrees that after any sale hereunder, Mortgagor and/or all parties occupying the Property, or any part thereof, shall, at the option of any purchaser at such sale, be mere tenants at the will and sufferance of the purchaser at such sale, and that such purchaser shall be entitled to immediate possession thereof, and that if Mortgagor or any such tenants fail to vacate the Property, or any part thereof immediately at such purchaser's request, such purchaser may, and shall have the right to, file or institute an action in forcible entry and detainer or institute or maintain any other action or suit or exercise any other rights or remedies given landlords under any statute or law. Notwithstanding the above, however, at the option of any purchaser at such sale, any tenant leases covering the Property or any part thereof in effect at the time of such sale shall remain in full force and effect and such purchaser shall automatically become the "landlord" thereunder with all rights and obligations accruing to the landlord thereunder.

     4.14 Continued Existence of Indebtedness. Without limitation of any other provision hereof, Mortgagor agrees that if this Mortgage is foreclosed and sale is made of the Property (or such part thereof which remains subject to this Mortgage) pursuant to foreclosure proceedings, and if the proceeds of such sale (after application of such proceeds as provided herein and after deducting all accrued and due and payable general and special taxes and assessments) are not sufficient to pay the total sum of the entire principal amount of the Secured Indebtedness and all accrued interest thereon and all other sums due or to become due thereunder or under any other instruments evidencing or securing or pledged to secure the Secured Indebtedness (hereinafter together called the "Note Balance"), and any other amounts provided for in the decree or judgment of foreclosure or provided for by applicable law, then the Secured Indebtedness shall not be satisfied to the extent of the deficiency in such proceeds to pay the Note Balance, but such indebtedness shall continue in existence and continue to be evidenced by any of the Loan Documents and, together with any deficiency as to any other amounts provided for in such judgment or decree or provided for by applicable law, shall continue to be secured by all of the other documents and all of the mortgages, trust deeds and other instruments securing or pledged to secure the indebtedness evidenced by any of the Loan Documents immediately prior to any such decree or judgment of foreclosure except this Mortgage. If Mortgagee shall acquire the Property as a result of any such foreclosure sale (whether by bidding all or any of the Secured Indebtedness or otherwise), the proceeds of such sale shall not be deemed to include (and Mortgagor shall not be entitled to any benefit or credit on account of) proceeds of any subsequent sale of the Property by Mortgagee. Without limitation of any other provision hereof, Mortgagor further agrees that if any mortgage or trust deed (other than this Mortgage) which secures or is pledged to Mortgagee to secure the Secured Indebtedness is foreclosed and sale is made of the property subject to such mortgage or trust deed pursuant to foreclosure proceedings, and if the proceeds of such sale (after application of such proceeds as provided in such mortgage or trust deed and after deducting all accrued general and special taxes and assessments) are not sufficient to pay the Note Balance and any other amounts provided for in the decree or judgment of foreclosure or provided for by applicable law, then the Secured Indebtedness shall not be satisfied to the extent of the deficiency in such proceeds to pay the Note Balance, but such Secured Indebtedness shall continue in existence and continue to be evidenced by any of the Loan Documents and, together with any deficiency as to any other amounts provided for in such judgment or decree or provided for by applicable law, shall continue to be secured by this Mortgage and all of the other documents and all of the mortgages, trust deeds and other instruments securing or pledged to secure the Secured

Indebtedness immediately prior to any such decree or judgment of foreclosure, except such mortgage or trust deed.


                                       V.
                                  MISCELLANEOUS

     5.1 Notices.

          (a) Any notice that Mortgagee or Mortgagor may desire or be required to give to the other shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 5.1), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Section 5.1(b) below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Mortgagor or Mortgagee) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Except as otherwise specifically required, notice of the exercise of any right or option granted to Mortgagee by this Mortgage is not required to be given.

          (b) If to Mortgagor:

                   Bermans The Leather Experts Inc.
                   7401 Boone Avenue North
                   Brooklyn Park, Minnesota 55428
                   Attention:  Chief Financial Officer
                   Telecopier No.: (612) 391-4906
                   Telephone No.: (612) 391-4000

                   with copies to:

                   Faegre & Benson LLP
                   2200 Wells Fargo Center
                   90 South Seventh Street Minneapolis, Minnesota 55402
                   Attention: Susan Jacobson
                   Telecopier No.: (612) 766-1600
                   Telephone No.: (612) 766-6808


          (ii) If to Mortgagee:

                   General Electric Capital Corporation
                   10 South LaSalle Street
                   Suite 2800

                   Chicago, Illinois 60603
                   Attention: Wilsons Leather Account Manager
                   Telecopier No.: (312) 419-5992
                   Telephone No.: (312) 419-5900

                   with copies to:

                   Latham & Watkins
                   233 South Wacker Drive
                   Suite 5800
                   Chicago, Illinois 60606
                   Attention: David G. Crumbaugh
                   Telecopier No.: (312) 993-9767
                   Telephone No.: (312) 876-7660

                   and

                   General Electric Capital Corporation
                   201 High Ridge Road
                   Stamford, Connecticut 06927-5100
                   Attention: Corporate Counsel
                   Telecopier No.: (203) 316-7889
                   Telephone No.: (203) 316-7552


     5.2 Time of Essence. Time is of the essence of this Mortgage.

     5.3 Covenants Run with Land. All of the covenants of this Mortgage shall run with the land constituting the Premises.

     5.4 GOVERNING LAW. THIS MORTGAGE SHALL BE CONSTRUED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE OF MINNESOTA (WITHOUT REFERENCE TO CONFLICTS OF LAWS PROVISIONS THEREOF). TO THE EXTENT THAT THIS MORTGAGE MAY OPERATE AS A SECURITY AGREEMENT UNDER THE CODE, MORTGAGEE SHALL HAVE ALL RIGHTS AND REMEDIES CONFERRED THEREIN FOR THE BENEFIT OF A SECURED PARTY AS SUCH TERM IS DEFINED IN THE CODE.

     5.5 Rights and Remedies Cumulative. All rights and remedies in this Mortgage are cumulative. The holder of every obligation secured hereby may recover judgment, issue execution therefor, and resort to every other right or remedy available at law or in equity, without first exhausting and without affecting or impairing the security of any right or remedy.

     5.6 Severability. If any provision of this Mortgage, or any paragraph, sentence, clause, phrase, or word, or their application, in any circumstance, is held invalid, the validity of the remainder of this Mortgage shall be construed as if such invalid part were never included.

     5.7 Non-Waiver. Unless expressly provided in this Mortgage to the contrary, no consent or waiver, express or implied, by any party, to or of any breach or default by any other party shall be deemed a consent to or waiver of the performance by such defaulting party of any other obligations or the performance by any other party of the same, or of any other, obligations.

     5.8 Headings. The headings of sections and paragraphs in this Mortgage are for convenience or reference only and shall not be construed in any way to limit or define the content, scope, or intent of the provisions.

     5.9 Grammar. As used in this Mortgage, the singular shall include the plural, and masculine, feminine, and neuter pronouns shall be fully interchangeable, where the context so requires.

     5.10 Deed in Trust. If title to the Property or any part thereof is now or hereafter becomes vested in a trustee, any prohibition or restriction against the creation of any lien on the Property shall be construed as a similar prohibition or restriction against the creation of any lien on or security interest in the beneficial interest of such trust.

     5.11 Successors and Assigns. This Mortgage shall be binding upon Mortgagor, its successors, assigns, legal representatives, and all other persons or entities claiming under or through Mortgagor. "Mortgagor," when used herein, shall include all such persons and entities and any others liable for the payment of the Secured Indebtedness, or any part thereof, whether or not they have executed the Guaranty or this Mortgage. The word "Mortgagee," when used herein, shall include each of: (i) the Agent in its capacity as a Lender and as Agent for the Lenders; and (ii) the Lenders, together with each of their successors, assigns and legal representatives.

     5.12 Beneficiary or Mortgagee in Possession. Nothing contained in this Mortgage shall be construed as constituting Mortgagee a beneficiary or mortgagee in possession in the absence of the actual taking of possession of the Property.

     5.13 Compliance with Applicable Law. Anything elsewhere herein contained to the contrary notwithstanding,

          (a) In the event that any provision in this Mortgage shall be inconsistent with any provision of applicable law, the provisions of applicable law shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with applicable law; and

          (b) If any provision of this Mortgage shall grant to Mortgagee any rights or remedies upon default of the Mortgagor which are more limited than the rights that would otherwise be vested in Mortgagee under applicable law in the absence of said provision, Mortgagee shall be vested with the rights granted under applicable law to the full extent permitted by law.

          (c) It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the respective Loan Documents. All agreements between Mortgagor and Mortgagee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Mortgagor for the use, forbearance or detention of the money to be loaned under any of the Loan Documents, or for the payment or performance of any covenant or obligation contained herein or in the Loan Documents, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any provision hereof or of any Loan Document, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances Mortgagor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Loans and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to Mortgagor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under the Loans shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Mortgage until payment in full of the Secured Indebtedness so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof. The terms and provisions of this subparagraph shall control and supersede every other provision of any Loan Document.

          5.14 Incorporation of Credit Agreement. The terms of the Credit Agreement are incorporated by reference herein as though set forth in full detail. In the event of any conflict between the terms and provisions of this Mortgage and the Credit Agreement, the terms and provisions of the Credit Agreement shall control.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Mortgagor has duly signed and delivered this Mortgage as of the date first above written.


                                       BERMANS THE LEATHER EXPERTS INC.
                                       a Delaware corporation

                                       By: /s/ Peter G. Michielutti
                                           -------------------------------------
                                       Name: Peter G. Michielutti
                                             -----------------------------------
                                       Title: Senior Vice President and Chief
                                              ----------------------------------
                                              Financial Officer
                                              ----------------------------------


                               Signature Page To
                                    Mortgage

STATE OF MINNESOTA         )
                           )       ss:
COUNTY OF HENNEPIN         )


     The foregoing instrument was acknowledged before me this 15th day of June , 2001, by Peter G. Michielutti, who is Senior Vice President and CFO of Bermans The Leather Experts Inc., a Delaware corporation, on behalf of the corporation.

     GIVEN under my hand and seal this 15th day of June, 2001.

                                                   /s/ Joanne S. Swandby
                                       -----------------------------------------
                                       Notary Public
[Seal]                                 Name: Joanne S. Swandby
                                             -----------------------------------


My Commission expires: 1/31/05
                       ----------
My County of residence: Wright
                        ---------

                                    EXHIBIT A
                                    ---------

                                LEGAL DESCRIPTION
                                -----------------

The Premises referred to is situated in the State of Minnesota, County of Hennepin, and is described as follows:

Parcel 1:

The East 1000 feet of the Southeast Quarter of the Northwest Quarter of Section 30, Township 119, Range 21, Hennepin County, Minnesota, except the South 560 feet thereof and except that part thereof lying North of a line drawn parallel with and distant 1350.20 feet South of the North line of the Northwest Quarter of said Section 30.

Parcel 2:

Non-exclusive easement for road purposes over the East 30 feet of the North 130 feet of the South 395 feet of the West 330 feet of Government Lot 2 of Section 30, Township 119, Range 21, as shown in deed Doc. No. 435117, Files of the Registrar of Titles.

                                    EXHIBIT B
                                    ---------

                              PERMITTED EXCEPTIONS
                              --------------------

1. Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records, or attaching subsequent to the effective date hereof but prior to the date the proposed Insured acquires for value of record the estate or interest or mortgage thereon covered by this Commitment.

2. Any discrepancies or conflicts in boundary lines, any shortages in area, or any encroachment or overlapping of improvements.

3. Any facts, rights, interests or claims which are not shown by the public record but which could be ascertained by an accurate survey of the land or by making inquiry of persons in possession thereof.

4. Easements, liens or encumbrances or claims thereof, which are not shown by the public record.

5. Any lien or right to lien for services, labor or material imposed by law and not shown by the public record.

6. Taxes or special assessments which are not shown as existing liens by the public records.

     ITEMS 1 THROUGH 6 SHALL ONLY BE PERMITTED EXCEPTIONS UNTIL BORROWER HAS
            PROVIDED AN ALTA SURVEY CERTIFIED TO THE TITLE INSURER AND THE
            LENDER.

     NOTE: THE ABOVE ITEMS 1 THROUGH 6, INCLUSIVE, WILL BE DELETED FROM THE FINAL POLICY TO BE ISSUED PURSUANT TO THAT FIRST AMERICAN TITLE INSURANCE COMPANY COMMITMENT DATED JUNE 19, 2001, NO. FILE NO. 59-8040C, UPON RECEIPT OF A SURVEY CERTIFIED TO THE TITLE INSURANCE COMPANY AND UPON RECEIPT OF THE AFFIDAVIT REFERENCED IN PARAGRAPH B.3. OF SCHEDULE B - SECTION 1 OF THE TITLE POLICY COMMITMENT.

7. Real estate taxes payable in the year 2001 in the amount of $401,208.76 are half paid. Tax Parcel No. 30-119-21-24-0006.

     Note: second half taxes are due October 15.

     Note: The above exception will be amended to read as follows in the final policy to be issued pursuant to this commitment:

           The second installment of real estate taxes payable in the year 2001, a lien due but not yet payable.
           Tax Parcel No. 30-119-21-24-0006.

8. Levied and pending special assessments, if any. Note: a search has been ordered.

9.   Rights of tenants under unrecorded leases.

     ITEMS 9 SHALL ONLY BE A PERMITTED EXCEPTION UNTIL BORROWER HAS PROVIDED FIRST AMERICAN TITLE INSURANCE COMPANY, THE TITLE INSURER, WITH AN AFFIDAVIT FROM THE BORROWER REGARDING THE EXISTENCE OF TENANTS UNDER UNRECORDED LEASES.

     Note: The above exception will be deleted from the final policy to be issued pursuant to this commitment upon receipt of the affidavit referenced in paragraph b.3. of Schedule B - Section 1 of this commitment.


10. Non-exclusive easement for roadway and utility purposes as shown in Warranty Deed dated August 20, 1981, filed August 31, 1981 as Document Number 1438209.

11. Notice of Lis Pendens in the Matter of the Condemnation of Certain Lands for Highway Purposes, filed July 2, 1968 as Document Number 913298.

12. Slope easement in favor of The Village of Brooklyn Park, a Minnesota municipal corporation, dated August 2, 1968, filed August 19, 1968 as Document Number 918103.

13. Street and utility easement in favor of The Village of Brooklyn Park, a Minnesota municipal corporation, dated August 2, 1968, filed August 19, 1968 as Document Number 918104.

14. Street and utility easement in favor of The Village of Brooklyn Park, a Minnesota municipal corporation, dated June 25, 1968, filed September 4, 1968 as Document Number 919723.

15. Slope easement in favor of The Village of Brooklyn Park, a Minnesota municipal corporation, dated June 25, 1968, filed September 4, 1968 as Document Number 919724.

16. Sanitary sewer easement in favor of The City of Brooklyn Park, a Minnesota municipal corporation, dated March 10, 1972, filed May 8, 1972 as Document Number 1030067.

17. Sanitary sewer easement in favor of The City of Brooklyn Park, a Minnesota municipal corporation, dated March 1, 1972, filed May 8, 1972 as Document Number 1030069.

18. Declaration of Protective Covenants for Northland Park II, dated September 5, 1980, filed September 9, 1980 as Document Number 1394458, as amended by Amendment to Protective Covenants dated August 18, 1981, filed August 21, 1981 as Document Number 1438207 and by Amendment to Protective Covenants dated August 14, 1985, filed August 23, 1985 as Document Number 1667180.

19. Street and utility easement in favor of The City of Brooklyn Park, a Minnesota municipal corporation, dated September 5, 1980, filed September 9, 1980 as Document Number 1394459.

20. Street and utility easement in favor of The City of Brooklyn Park, a Minnesota municipal corporation, dated August 17, 1981, filed August 31, 1981 as Document Number 1438206.

21. Sidewalk and utility easement in favor of The City of Brooklyn Park, a Minnesota municipal corporation, dated August 3, 1994, filed October 10, 1994 as Document Number 25573473.